Exhibit 99.1

Plug Power reports record 2019,
setting stage for a strong 2020.
Company is on the path to meet 2024 targets.

●	Q4 2019 marked a record quarter in gross billings – the largest in the company's history by over 50%
●	Milestone breakthrough year with first year positive adjusted EBITDA
●	Four major strategic agreements were secured in 2019
●	Gross billings for Q4 of $94.5 million and full year 2019 of $236.8 million
●	Company is providing guidance for 2020 with strong visibility and solid growth
●	Company remains on track to deliver its 2024 targets as it continues to build the hydrogen economy

Results (millions except EPS)	Q4 2019	2019 Full Year
Gross Billings	$94.5	$236.8
Operating Income (Loss)	$(7.5)	$(50.0)
Adjusted EBITDA	$10.9	$9.2
GAAP EPS	$(0.07)	$(0.36)
Adjusted EPS	$(0.06)	$(0.34)

Setting the Stage:

Our vision: A clean energy future where the world is powered by Plug Power.

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. The company’s innovative technology powers electric motors with hydrogen fuel cells in multiple applications. Our solutions meet the needs of an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals.

Plug Power created the first commercially-viable market for hydrogen fuel cell (HFC) technology. As a result, the company has deployed over 32,000 fuel cell systems, more than anyone else in the world, and has become the largest user of liquid hydrogen. The company has built and operates more than 90 hydrogen fueling stations for commercial fleet vehicles, essentially creating a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs.

Fourth quarter and full year 2019 results showcase the best quarter and best year in the company's history - setting the stage for meaningful growth in 2020 and beyond.

Recap of 2019 Full Year Accomplishments

●	Hosted first annual Plug Symposium where it outlined its 5-year plan
●	Made multiple strategic announcements and continued to expand into new markets
●	Strengthened balance sheet and expanded executive team
●	Improved overall margins
●	Achieved record performance in gross billings and adjusted EBITDA

As discussed in the third quarter 2019 investor letter, Plug Power hosted its first annual Plug Symposium in Latham, NY. The two-day Symposium attracted almost 200 industry players and thought leaders and set the stage for a dynamic discussion regarding the role of hydrogen fuel cells in unfolding global electrification. Here, Plug Power rolled out its five-year plan targeting delivery of $1 billion of annual gross billings, $170 million of operating income, and $200 million of adjusted EBITDA by 2024.

During 2019 Plug Power expanded its foothold in the adoption of hydrogen fuel cells in e-mobility applications. Major strategic partnerships throughout the year have set the stage for 2020 and enable the company to achieve 2024 targets.

Key strategic agreements include:

1.	Strategic partnership with ENGIE: The partnership identifies mutually beneficial markets and customers by packaging Plug Power’s fuel cell technology and ENGIE’s hydrogen infrastructure, renewable energy, and service programs to offer fully integrated solutions. The global agreement, which has already provided meaningful work, is focused across more than fifty countries to end-users such as distribution centers, manufacturing facilities, and logistic equipment and vehicles for ports and airports. In the fourth quarter of 2019, Plug Power was selected by Engie to deliver a custom refueling system for the world’s largest Anglo-American hydrogen-powered mining truck in South Africa. Work on this system has commenced and is expected to be completed in 2020.

2.	Expansion into on-road FCEVs: Hydrogen fuel cells provide a distinct value proposition in high-asset utilization applications. The fuel cell solution maximizes the vehicle’s cargo and payload capacity over battery electric solutions which is an important value driver for commercial fleets. We launched our 30kW ProGen engine and announced our win with StreetScooter/DHL. Although that program is currently on hold due to StreetScooter’s financial challenges related to its existing battery electric vehicle business, there is strong market interest in the product. Expanding the ProGen line, Plug Power recently launched its 125kW heavy duty hydrogen engine. The Company has partnered with Lightning Systems to build one of the world’s first electric fuel cell-powered trucks capable of supporting middle-mile delivery logistics between warehouses and distribution centers.

3.	$172M multi-year contract with Fortune 100 customer: Plug Power secured a meaningful contract with an anchor customer valued at more than $172M in revenue for its GenDrive fuel cell power, GenFuel hydrogen fuel, storage and dispensing infrastructure, and GenFuel aftermarket service and support. Plug Power will deploy 30 sites over the next two years, bringing the total number of sites ultimately deployed with this customer to 50.

4.	Third large scale pedestal customer secured for 12 Sites in 2020: Plug Power’s approach to material handling continues to be a large customer strategy. As expressed during the Plug Symposium, the company aims to secure multi-site foundation customers where they continue to add more facilities every year, giving us clarity to backlog. Plug Power secured its third pedestal customer and will be supporting deployment in 12 greenfield retail distribution centers, with more than 2,000 GenDrive units and hydrogen infrastructure in 2020 with clear plans to expand further going forward. This initial contract will be associated with over $50 million in gross billings in 2020.

Building the Hydrogen Economy

Plug Power is the largest user of liquid hydrogen, consuming more than 24 tons daily. The company has deployed more than 32,000 fuel cell units that have been operating more than 300M hours, an equivalent of over 1 billion on-road miles. In total, Plug Power has built and operates over 90 hydrogen fueling stations with a pipeline to deliver more than 35 additional stations in 2020. At the close of 2019, Plug Power has essentially built a cross-continental hydrogen highway in North America. These accomplishments remain unmatched.

Based on the company’s 5-year targets, the company projects demand for fueling stations to grow more than 6X and the amount of hydrogen needed to be more than 4X over what we use today. Ongoing expansion into on-road and stationary power applications could further increase demand beyond these targets. To support this activity and to continue to be a leader in the development of the hydrogen economy, the company is evaluating vertical integration strategies as well as strategic partnerships.

Plug Power projects using more than 80 tons of hydrogen a day by 2024 and expects over 50% of that to be green hydrogen. Green hydrogen generates zero carbon emissions in its production and usage, as it is predominantly produced by utilizing renewable energy and electrolyzers. Green hydrogen could also be produced by using renewable natural gas, utilizing the existing steam methane reforming process.

In line with its five-year plan, Plug Power signed a three-year supply agreement with United Hydrogen in 2019, providing the company with a source of low-cost hydrogen, and helps increase availability of green hydrogen. The agreement allows Plug Power to maintain competitive pricing for its current customer base, while expanding margin in its hydrogen business and provisioning for vertically integrating future growth.

ProGen Engine Line: Modular Product Architecture

Plug Power manufactures zero-emission ProGen fuel cell engines that enable green, sustainable power for companies that demand high asset-utilization in an electric world. According to KPMG1, hydrogen fuel cell electric vehicles have replaced battery electric vehicles as the number one key trend in the automotive industry until 2025.

Plug Power’s ProGen engine line ranges in size from 10kW to 250kW. Plug Power announced the launch of the 30kW ProGen engine in March of 2019 to support delivery vans and light/medium duty cargo box trucks applications. In February 2020, the company released its 125kW ProGen hydrogen engine for heavy-duty applications, including class 6, 7 and 8 trucks, transit buses, various port applications and large-scale data centers. Plug Power now provides a zero-emission power solution for all pieces of the supply chain.

In 2019, the company showed further progress in expansion of the fuel cell and hydrogen markets with ProGen. Plug Power deployed its first ProGen ground support vehicle at Hamburg Airport with German manufacturer MULAG. Plug Power’s partnership with MULAG is an example of the Company’s ongoing efforts to bring zero emission, hydrogen power to the airport GSE market.

Most recently, Plug Power partnered with Lightning Systems to build one of the world’s first electric fuel cell-powered trucks capable of supporting middle-mile delivery logistics between warehouses and distribution centers. This class 6 fuel cell electric vehicle (FCEV) is powered by a 90kW fuel cell system. Plug Power’s latest generation metal plate stack technology with industry-leading power density is included in this engine. The company’s proprietary membrane electrode assembly (MEA) technology, paired with their cutting-edge metal plate stack, provides true innovation for hydrogen fuel cells, doubling the power density, increasing the life cycle, and exponentially decreasing weight of their HFC engines.

There is a strong value proposition for FCEVs. Over time, this market is projected to be in excess of $300 billion. This value proposition doubles the vehicle range of battery electric vehicles (BEVs), provides twice the fuel efficiency over diesel, enables route flexibility, and minimal impact to available cargo space versus BEV solutions. As we continue to expand our product offering to address the broader transportation market, our market opportunity is large.

2019 Full Year and Fourth Quarter Strong Financial Performance

The company achieved record gross billings in 2019 of $94.5 million in the fourth quarter of 2019 and $236.8 million for the full year. The company deployed over 2,400 fuel cell units in the fourth quarter of 2019 and over 6,300 for the full year.

In the fourth quarter, the company executed a publicly marketed follow on equity offering raising total gross proceeds of $126.5 million. This serves to strengthen the company’s balance sheet and fund the five-year strategy.

Strong Visibility in 2020

Plug Power has set guidance to achieve $300 million in gross billings in 2020. This is more than 25% gross billings growth year over year. The company already has a pipeline that provides over 90% visibility to the deployment target for 2020.This is reflective of an increase in multi-site orders from pedestal customers and growing adoption rates in existing and expansion markets due to confidence in the solution’s value proposition. The company’s strategic focus in 2020 includes leveraging the ProGen platform to expand into on-road and large-scale stationary markets, focusing on continuously reducing cost of capital, and executing on its hydrogen strategy.

Plug Power strengthened its business in every way in 2019, including delivery of a strong financial performance, expanding its management team, strengthening its balance sheet, and executing on multiple strategic priorities. This foundation, paired with the clear strategies developed, gives a great deal of confidence in the company’s 2020 goals and beyond - as the company builds to the 2024 target of $1 billion in annual gross billings, over $170 million in operating income, and over $200 million in adjusted EBITDA.

We are focused on building the hydrogen economy by creating industry-leading sustainable and economic solutions for an electrified world.

Andrew Marsh, President and CEO	Paul Middleton, Chief Financial Officer

Conference Call Information

The Company will host a live conference call and webcast today, March 5, 2020.

● Time: 10:00 am ET

● Toll-free: 877-405-1239

The webcast can be accessed at www.plugpower.com, selecting the conference call link on the home page, or directly at https://event.webcasts.com/starthere.jsp?ei=1287607&tp_key=eafb3420eb.

Cautionary Note on Forward Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's expectations regarding its five-year growth plan, future growth in revenue, gross billings, gross margin, operating income, adjusted EBITDA, adjusted EPS, vertical integration, demand for hydrogen and power stations, hydrogen fuel sales and fueling stations, market size for products, total GenDrive deployments, customer base and systems for delivery vans, expansion into new markets, expansion with existing customers, reductions in material costs and operating expenses, increased fuel cell stack life, reductions in stack cost, size and weight, growth in MEA fuel cell stack production, progress and expansion in the electric vehicle market and expansion into on-road and stationary power applications, its strategic partnerships and related agreements, sufficiency of capital to fund sales pipeline and 2020 and 2024 guidance, including gross billings, operating income, adjusted EBITDA and expansion into stationary markets. You are cautioned that such statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, GenSure and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission (the “SEC”). For additional disclosure regarding these and other risks faced by PLUG, see the disclosures contained in PLUG's public filings with the SEC, including the "Risk Factors" section of PLUG's most recent Annual Report on Form 10-K. You should consider these factors in evaluating the forward-looking statements included in this communication and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Contact

Teal Vivacqua Hoyos
518.738.0269
plugpower@pluckpr.com

Footnote:

1. KPMG’s Automotive Institute Publication Platform: https://automotive-institute.kpmg.de/GAES2019/?m=0

Plug Power Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets		
Current assets:		
Cash and cash equivalents	$ 139,496	$ 38,602
Restricted cash	54,813	17,399
Accounts receivable	25,448	37,347
Inventory	72,391	47,910
Prepaid expenses and other current assets	21,192	14,357
Total current assets	313,340	155,615
Restricted cash	175,191	54,152
Property, plant, and equipment, net	14,959	12,869
Leased property, net	244,740	146,751
Goodwill	8,842	9,023
Intangible assets, net	5,539	3,890
Other assets	8,573	8,026
Total assets	$ 771,184	$ 390,326
Liabilities, Redeemable Preferred Stock, and Stockholders' Equity		
Current liabilities:		
Accounts payable	$ 40,376	$ 34,824
Accrued expenses	14,213	7,864
Deferred revenue	11,691	12,055
Finance obligations	49,507	74,264
Current portion of long-term debt	26,461	16,803
Other current liabilities	8,543	560
Total current liabilities	150,791	146,370
Deferred revenue	23,369	28,021
Common stock warrant liability	—	105
Finance obligations	265,228	118,076
Convertible senior notes, net	110,246	63,247
Long-term debt	85,708	133
Other liabilities	13	18
Total liabilities	635,355	355,970
Redeemable preferred stock:		
Series C redeemable convertible preferred stock, $0.01 par value per share (aggregate involuntary liquidation preference $16,664); 10,431 shares authorized; Issued and outstanding: 2,620 at December 31, 2019 and 2018	709	709
Series E redeemable convertible preferred stock, $0.01 par value per share; Shares authorized: 35,000 at both December 31, 2019 and December 31, 2018; Issued and outstanding: 500 at December 31, 2019 and 35,000 at December 31, 2018	441	30,934
Stockholders' equity:		
Common stock, $0.01 par value per share; 750,000,000 shares authorized; Issued (including shares in treasury): 318,637,560 at December 31, 2019 and 234,160,661 at December 31, 2018	3,186	2,342
Additional paid-in capital	1,507,116	1,289,714
Accumulated other comprehensive income	1,400	1,584
Accumulated deficit	(1,345,807)	(1,260,290)
Less common stock in treasury: 15,259,045 at December 31, 2019 and 15,002,663 at December 31, 2018	(31,216)	(30,637)
Total stockholders' equity	134,679	2,713
Total liabilities, redeemable preferred stock, and stockholders' equity	$ 771,184	$ 390,326

Plug Power Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Twelve months ended December 31, 2019	Twelve months ended December 31, 2018
Operating Activities		
Net loss attributable to the Company	$ (85,465)	$ (78,115)
Adjustments to reconcile net loss to net cash used in operating activities:		
Depreciation of property, plant and equipment, and leased property	11,989	11,014
Amortization of intangible assets	698	693
Stock-based compensation	10,890	8,771
Provision for bad debts and other assets	1,981	1,626
Amortization of debt issuance costs and discount on convertible senior notes	8,821	6,347
Provision for common stock warrants	6,513	10,190
Change in fair value of common stock warrant liability	(79)	(4,286)
Loss on disposal of leased assets	212	—
Income tax benefit	—	(9,217)
Changes in operating assets and liabilities that provide (use) cash:		
Accounts receivable	10,646	(14,398)
Inventory	(24,481)	19,041
Prepaid expenses, and other assets	(8,110)	(4,654)
Accounts payable, accrued expenses, and other liabilities	19,879	(10,266)
Deferred revenue	(5,016)	5,637
Net cash used in operating activities	(51,522)	(57,617)
Investing Activities		
Purchases of property, plant and equipment	(5,683)	(5,142)
Purchase of intangible asset	(2,404)	(929)
Purchases for construction of leased property	(6,532)	(13,501)
Proceeds from sale of leased assets	375	—
Net cash used in investing activities	(14,244)	(19,572)
Financing Activities		
Proceeds from issuance of preferred stock and warrants, net of transaction costs	14,089	30,934
Proceeds from public offerings, net of transaction costs	158,428	7,195
Proceeds from exercise of stock options	1,217	138
Payments for redemption of preferred stock	(4,040)	—
Proceeds from issuance of convertible senior notes, net	39,052	95,856
Purchase of capped call and common stock forward	—	(43,500)
Proceeds from borrowing of long-term debt, net of transaction costs	119,186	—
Principal payments on long-term debt	(24,827)	(16,190)
Proceeds from sale/leaseback transactions accounted for as finance obligations	83,668	76,175
Repayments of finance obligations	(61,713)	(31,264)
Net cash provided by financing activities	325,060	119,344
Effect of exchange rate changes on cash	53	(57)
Increase (decrease) in cash, cash equivalents and restricted cash	259,347	42,098
Cash, cash equivalents, and restricted cash beginning of period	110,153	68,055
Cash, cash equivalents, and restricted cash end of period	$ 369,500	$ 110,153
Supplemental disclosure of cash flow information		
Cash paid for interest	$ 19,180	$ 13,057
Summary of non-cash investing and financing activity		
Recognition of right of use asset	$ 127,370	$ 79,057
Net transfers between inventory, leased assets and property, plant and equipment	—	18,175
Conversion of preferred stock to common stock	28,392	—

Plug Power Inc.
Reconciliation of Non-GAAP Financial Measures
(Dollars in 000's)

Reconciliation of Reported Operating Loss to Adjusted EBITDA	For the three months ended December 31, 2019	For the three months ended December 31, 2018	For the year ended December 31, 2019	For the year ended December 31, 2018
Operating loss, as reported	$ (7,541)	$ (12,919)	$ (50,042)	$ (69,483)
Stock-based compensation[(1)]	2,963	2,382	10,890	8,771
Depreciation and amortization[(2)]	3,225	2,604	12,687	11,707
Right-of-use asset depreciation and interest associated with PPA financings[(3)]	10,669	4,823	30,616	15,845
Restructuring and other non-recurring charges	1,610	1,352	5,062	2,576
Adjusted EBITDA	$ 10,926	$ (1,758)	$ 9,213	$ (30,584)

Reconciliation of Reported Net Loss Attributable to Common stockholders to Adjusted Net Loss Attributable to Common stockholders	For the three months ended December 31, 2019	For the three months ended December 31, 2018	For the year ended December 31, 2019	For the year ended December 31, 2018
Net loss attributable to common stockholders, as reported	$ (18,288)	$ (16,860)	$ (85,517)	$ (78,115)
Restructuring and other non-recurring charges	1,610	1,352	5,062	2,576
Adjusted net loss attributable to common stockholders	$ (16,678)	$ (15,508)	$ (80,455)	$ (75,539)
Adjusted diluted net loss per share	$ (0.06)	$ (0.07)	$ (0.34)	$ (0.35)
Diluted weighted average number of common shares outstanding	260,053,150	218,736,673	237,152,780	218,882,337

Reconciliation of Forecasted Operating Income to Adjusted EBITDA	For the year ended December 31, 2020
Operating loss, as forecasted	$ (35,000)
Stock-based compensation[(1)]	13,000
Depreciation and amortization[(2)]	12,000
Right-of-use asset depreciation and interest associated with PPA financings[(3)]	30,000
Adjusted EBITDA	$ 20,000

Reconciliation of Forecasted Operating Income to Adjusted EBITDA	For the year ended December 31, 2024
Operating income, as forecasted	$ 170,000
Stock-based compensation[(1)]	15,000
Depreciation and amortization[(2)]	15,000
Adjusted EBITDA	$ 200,000

Non-GAAP Measures

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share, which are non-GAAP measures. Adjusted EBITDA is defined as operating income (loss), plus stock-based compensation, plus depreciation and amortization, plus right-of-use asset depreciation and interest associated with PPA financings, plus restructuring and other non-recurring charges. Adjusted net loss attributable to common stockholders is defined as net loss attributable to common stockholders, plus restructuring and other non-recurring charges. Adjusted diluted net loss per share is defined as adjusted net loss attributable to common stockholders divided by diluted weighted average number of shares of common stock outstanding. These non-GAAP measures are indicators management uses as a basis for evaluating the Company’s performance as well as for forecasting future periods. Management also establishes performance targets, annual budgets and makes operating decisions based in part upon adjusted EBITDA and adjusted net loss attributable to common stockholders. Disclosure of these non-GAAP measures provide investors with the same information that management uses for these purposes. In addition, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share are not measures of our performance under GAAP and should not be considered in isolation or as an alternative to reported operating loss, reported net loss attributable to common stockholders, or any other measures prepared in accordance with GAAP. While management believes that Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share provide useful supplemental information to investors, there are limitations associated with the use of these measures. Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted diluted net loss per share are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculations. Adjusted EBITDA, adjusted net loss attributable to common stockholders and adjusted net loss per share should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Notes

(1)	Represents employee compensation in the form of the Company's stock or stock-based awards.
(2)	Represents depreciation and amortization expense related to the Company's fixed assets and intangibles.
(3)	Represents right-of-use asset depreciation and interest associated with operating leases. The right-of-use asset depreciation and interest expense associated with operating leases is calculated in accordance with ASC Topic 842, and is equal to operating lease expense during any given reporting period.